CONTACT:

DresnerAllenCaron

Rene Caron (investors)

(949) 474-4300

rcaron@dresnerallencaron.com

EMRISE CORPORATION ANNOUNCES 2016 YEAR-END UPDATE

WOODBRIDGE, NJ – December 15, 2016 – EMRISE CORPORATION (formerly traded on OTCQB under the symbol EMRI) (EMRISE or the Company), today announced that the execution of its previously announced voluntary plan of dissolution, (the “Plan”) is proceeding in accordance with the Company’s expectations, and that pursuant to the Plan it is continuing to fulfill its fiduciary responsibilities and satisfy its financial obligations. The Plan was approved by EMRISE stockholders at a special meeting held on June 25, 2015, and became effective July 1, 2015.

Previous Distributions

Pursuant to the Plan, the Company has distributed to eligible stockholders in three separate liquidation dividends an aggregate total to date of $13.37 million, or $1.23 per share of Common Stock. The distributions were initiated on December 1, 2015, April 19, 2016 and October 24, 2016. Only stockholders of record of the Company’s common stock as of the close of business on July 7, 2015, are eligible to receive funds from sales of the Company’s assets.

Cash Balances, Expected Cash Receipts, Remaining Items to Pay, Subsequent Distribution

The current cash balance plus the approximately $120,000 expected from the receipt of the remaining three promissory note payments related to the sale of the Company’s CXR Anderson-Jacobson subsidiary in France will be used to pay remaining State and Federal taxes (“Taxes”), and all other costs associated with completing the dissolution and liquidation of the Company (“Other Costs”). The last payment of the three promissory note payments is expected to be received in February 2017.

The remaining cash balance after receiving the three promissory note payments and adjusting for the known current and contingent liabilities including the Taxes and Other Costs connected with the Plan is anticipated to be approximately $1.0 million. At this time, however, EMRISE cannot determine when, or if, it will be able to make a subsequent liquidation dividend distribution to eligible stockholders from the anticipated remaining cash balance, or the amount of any such distribution.

The Company expects to make an additional public disclosure in the second quarter of 2017, to provide stockholders and other interested parties with an update on the status of the Plan.

Other Information

For a detailed description of the Plan and the matters relating to it, stockholders and other interested parties are encouraged to read carefully the Company’s news release dated June 30, 2015, its Form 8-K filed with the Securities and Exchange Commission (SEC) on July 1, 2015, and the Proxy Statement it mailed to stockholders beginning May 11, 2015.

Details of the sales of the Company’s assets are contained in the Company’s news releases disseminated on February 18, 2016, December 28, 2015, June 30, 2015 and March 23, 2015, in its Proxy Statement mailed to stockholders beginning May 11, 2015 and in Forms 8-K filed with the SEC.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of EMRISE regarding the sales of its assets and the dissolution and liquidation of the Company, the liabilities of EMRISE, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the distribution of funds to stockholders and other matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs, are forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Certain of these risks and uncertainties are described in greater detail in EMRISE’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Distributions or the Company’s dissolution and related transactions pursuant to the Plan.

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